Exhibit 3.7

CERTIFICATE OF INCORPORATION

OF

B D S TWO, INC.

The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and provisions and subject to the requirements of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the “General Corporation Law of the State of Delaware”), hereby certifies that:

First: The name of the corporation (hereinafter called the (corporation”) is B D S Two, Inc.

Second: The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is Suite L-100, 32 Loockerman Square, City of Dover, 19901, County of Kent; and the name of the registered agent of the corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

Third: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

Fourth: The total number of shares of stock which the corporation shall have authority to issue is 1,000, all of which are without par value.

Fifth: The name and the mailing address of the incorporator are as follows:

Michael Donovan	33 North La Salle Street
Chicago, IL 60602

Sixth: The corporation is to have perpetual existence.

Seventh: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of § 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of § 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

EIGHTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation, and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. The phrase “whole Board” and the phrase “total number of directors” shall be deemed to have the same meaning, to wit, the total number of directors which the corporation would have if there were no vacancies. No election of directors need be by written ballot.

2. After the original or other Bylaws of the corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of § 109 of the General Corporation Law of the State of Delaware, and, after the corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the Bylaws of the corporation may be exercised by the Board of Directors of the corporation; provided, however, that any provision for the classification of directors of the corporation for staggered terms pursuant to the provisions of subsection (d) of § 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial Bylaw or in a Bylaw adopted by the stockholders entitled to vote of the corporation unless provisions for such classification shall be set forth in this certificate of incorporation.

3. Whenever the corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) of § 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

NINTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of § 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

TENTH: The corporation shall, to the fullest extent permitted by the provisions of § 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

ELEVENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article ELEVENTH.

Signed on October 24, 1991.

/s/ Michael Donovan
Michael Donovan, Incorporator

CERTIFICATE OF MERGER

OF

B D S ONE, INC.

AND

B D S TWO, INC.

It is hereby certified that:

1. The constituent business corporations participating in the merger herein certified are:

(i) B D S One, Inc., which is incorporated under the laws of the State of Delaware; and

(ii) B D S Two, Inc., which is incorporated under the laws of the State of Delaware.

2. An Agreement of Merger has been approved, adopted, certified, executed, and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of subsection (c) of Section 251 of the General Corporation Law of the State of Delaware.

3. The name of the surviving corporation in the merger herein certified is B D S Two, Inc., which will continue its existence as said surviving corporation under its present name upon the effective date of said merger pursuant to the provisions of the General Corporation Law of the State of Delaware.

4. The Certificate of Incorporation of B D S Two, Inc., as now in force and effect, shall continue to be the Certificate of Incorporation of said surviving corporation until amended and changed pursuant to the provisions of the General Corporation Law of the State of Delaware.

5. The executed Agreement of Merger between the aforesaid constituent corporations is on file at an office of the aforesaid surviving corporation, the address of which is as follows:

2711 Centerville Road

Suite 202

Wilmington, DE 19808

6. A copy of the aforesaid Agreement of Merger will be furnished by the aforesaid surviving corporation, on request, and without cost, to any stockholder of each of the aforesaid constituent corporations.

7. The Agreement of Merger between the aforesaid constituent corporations provides that the merger herein certified shall be effective on December 27, 2000.

Dated: December 27, 2000

B D S One, Inc.

By:	/s/ Alyssa A. Anton
Alyssa A. Anton, Vice President

Dated: December 27, 2000

B D S Two, Inc.

By:	/s/ Alyssa A. Anton
Alyssa A. Anton, Vice President

CERTIFICATE OF OWNERSHIP AND MERGER

OF

B D S THREE, INC.

(a Delaware corporation)

INTO

B D S TWO, INC.

(a Delaware corporation)

It is hereby certified that:

1. B D S Two, Inc. hereinafter sometimes referred to as the “Corporation” is a business corporation of the State of Delaware.

2. The Corporation is the owner of all of the outstanding shares of the stock of B D S Three, Inc., which is also a business corporation of the State of Delaware.

3. On December 22, 2000, the Board of Directors of the Corporation adopted the following resolutions to merge B D S Three, Inc., into the Corporation:

RESOLVED that B D S Three, Inc. be merged into this Corporation, and that all of the estate, property, rights, privileges, powers and franchises of B D S Three, Inc. be vested in and held and enjoyed by this Corporation as fully and entirely and without change or diminution as the same were before held and enjoyed by B D S Three, Inc. in its name.

RESOLVED that this Corporation shall assume all of the obligations of B D S Three, Inc.

RESOLVED that this Corporation shall cause to be executed and filed and/or recorded the documents prescribed by the laws of the State of Delaware and by the laws of any other appropriate jurisdiction and will cause to be performed all necessary acts within the State of Delaware and within any other appropriate jurisdiction.

RESOLVED that the effective time of the Certificate of Ownership and Merger setting forth a copy of these resolutions, and the time when the merger therein provided for, shall become effective shall be December 27, 2000.

Dated: December 27, 2000

B D S TWO, INC.

By:	/s/ Alyssa A. Anton
Alyssa A. Anton, Vice President

CERTIFICATE OF MERGER

OF

B D S FOUR, INC.

AND

B D S TWO, INC.

It is hereby certified that:

1. The constituent business corporations participating in the merger herein certified are:

(i) B D S Four, Inc., which is incorporated under the laws of the State of Delaware; and

(ii) B D S Two, Inc., which is incorporated under the laws of the State of Delaware.

2. An Agreement of Merger has been approved, adopted, certified, executed, and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of subsection (c) of Section 251 of the General Corporation Law of the State of Delaware.

3. The name of the surviving corporation in the merger herein certified is B D S Two, Inc., which will continue its existence as said surviving corporation under its present name upon the effective date of said merger pursuant to the provisions of the General Corporation Law of the State of Delaware.

4. The Certificate of Incorporation of B D S Two, Inc., as now in force and effect, shall continue to be the Certificate of Incorporation of said surviving corporation until amended and changed pursuant to the provisions of the General Corporation Law of the State of Delaware.

5. The executed Agreement of Merger between the aforesaid constituent corporations is on file at an office of the aforesaid surviving corporation, the address of which is as follows:

2711 Centerville Road

Suite 202

Wilmington, DE 19808

6. A copy of the aforesaid Agreement of Merger will be furnished by the aforesaid surviving corporation, on request, and without cost, to any stockholder of each of the aforesaid constituent corporations.

7. The Agreement of Merger between the aforesaid constituent corporations provides that the merger herein certified shall be effective on December 27, 2000.

Dated: December 27, 2000

B D S Four. Inc.

By:	/s/ Alyssa A. Anton
Alyssa A. Anton, Vice President

Dated: December 27, 2000

B D S Two, Inc.

By:	/s/ Alyssa A. Anton
Alyssa A. Anton, Vice President

CERTIFICATE OF MERGER

OF

BDH TWO, INC.

AND

B D S TWO, INC.

It is hereby certified that:

1. The constituent business corporations participating in the merger herein certified are:

(i) BDH Two. Inc., which is incorporated under the laws of the State of Delaware; and

(ii) B D S Two, Inc., which is incorporated under the laws of the State of Delaware.

2. An Agreement of Merger has been approved, adopted, certified, executed, and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of subsection (c) of Section 251 of the General Corporation Law of the State of Delaware.

3. The name of the surviving corporation in the merger herein certified is B D S Two, Inc., which will continue its existence as said surviving corporation under its present name upon the effective date of said merger pursuant to the provisions of the General Corporation Law of the State of Delaware.

4. The Certificate of Incorporation of B D S Two, Inc., as now in force and effect, shall continue to be the Certificate of Incorporation of said surviving corporation until amended and changed pursuant to the provisions of the General Corporation Law of the State of Delaware.

5. The executed Agreement of Merger between the aforesaid constituent corporations is on file at an office of the aforesaid surviving corporation, the address of which is as follows:

2711 Centerville Road

Suite 202

Wilmington, DE 19808

6. A copy of the aforesaid Agreement of Merger will be furnished by the aforesaid surviving corporation, on request, and without cost, to any stockholder of each of the aforesaid constituent corporations.

7. The Agreement of Merger between the aforesaid constituent corporations provides that the merger herein certified shall be effective on December 27, 2000.

Dated: December 27, 2000

BDH Two, Inc.

By:	/s/ Alyssa A. Anton
Alyssa A. Anton, Vice President

Dated: December 27, 2000

B D S Two, Inc.

By:	/s/ Alyssa A. Anton
Alyssa A. Anton, Vice President

CERTIFICATE OF OWNERSHIP AND MERGER

OF

BORDEN PACKAGING U.K. IHC, INC.

(a Delaware corporation)

INTO

B D S TWO, INC.

(a Delaware corporation)

It is hereby certified that:

1. B D S Two, Inc. hereinafter sometimes referred to as the “Corporation” is a business corporation of the State of Delaware.

2. Following the merger of BDH One, Inc. into B D S Two, Inc. on December 28, 2000, the Corporation is now the owner of all of the outstanding shares of the stock of Borden Packaging U.K. IHC, Inc., which is also a business corporation of the State of Delaware.

3. On January 5, 2001, the Board of Directors of the Corporation adopted the following resolutions to merge Borden Packaging U.K. IHC, Inc., into the Corporation:

RESOLVED that Borden Packaging U.K. IHC, Inc. be merged into this Corporation, and that all of the estate, property, rights, privileges, powers and franchises of Borden Packaging U.K. IHC, Inc. be vested in and held and enjoyed by this Corporation as fully and entirely and without change or diminution as the same were before held and enjoyed by Borden Packaging U.K. IHC, Inc. in its name.

RESOLVED that this Corporation shall assume all of the obligations of Borden Packaging U.K. IHC, Inc.

RESOLVED that this Corporation shall cause to be executed and filed and/or recorded the documents prescribed by the laws of the State of Delaware and by the laws of any other appropriate jurisdiction and will cause to be performed all necessary acts within the State of Delaware and within any other appropriate jurisdiction.

RESOLVED that the effective time of the Certificate of Ownership and Merger setting forth a copy of these resolutions, and the time when the merger therein provided for, shall become effective upon filing.

Dated: January 17, 2001.

B D S TWO, INC.

By:	/s/ Alyssa A. Anton
Alyssa A. Anton, Vice President

CERTIFICATE OF OWNERSHIP AND MERGER

OF

BFE CORP.

(a Delaware corporation)

INTO

BDS TWO, INC.

(a Delaware corporation)

It is hereby certified that:

1. BDS Two, Inc., the (“Corporation”) is a business corporation of the State of Delaware.

2. The Corporation is the owner of all of the outstanding shares of the stock of BFE Corp., which is also a business corporation of the State of Delaware.

3. On September 2, 2004, the Board of Directors of the Corporation adopted the following resolutions to merge BFE Corp. the Corporation:

RESOLVED that BFE Corp. be merged into this Corporation, and that all of the estate, property, rights, privileges, powers and franchises of BFE Corp. be vested in and held and enjoyed by this Corporation as fully and entirely and without change or diminution as the same were before held and enjoyed by BFE Corp. in its name.

RESOLVED that this Corporation shall assume all of the obligations of BFE Corp.

RESOLVED that this Corporation shall cause to be executed and filed and/or recorded the documents prescribed by the laws of the State of Delaware and by the laws of any other appropriate jurisdiction and will cause to be performed all necessary acts within the State of Delaware and within any other appropriate jurisdiction.

RESOLVED that the effective time of the Certificate of Ownership and Merger setting forth a copy of these resolutions, and the time when the merger therein provided for, shall become effective shall be September 30, 2004.

Executed on September 2, 2004.

B D S TWO, INC.

By:	/s/ Alyssa A. Anton
Alyssa A. Anton, Vice President

CERTIFICATE OF OWNERSHIP AND MERGER

OF

BDH ONE, INC.

(a Delaware corporation)

INTO

B D S TWO, INC.

(a Delaware corporation)

It is hereby certified that:

1. B D S TWO, INC. hereinafter sometimes referred to as the “Corporation” is a business corporation of the State of Delaware.

2. The Corporation is the owner of all of the outstanding shares of the stock of BDH One, Inc., which is also a business corporation of the State of Delaware.

3. On December 26, 2000, the Board of Directors of the Corporation adopted the following resolutions to merge BDH One, Inc., into the Corporation:

RESOLVED that BDH One, Inc. be merged into this Corporation, and that all of the estate, property, rights, privileges, powers and franchises of BDH One, Inc. be vested in and held and enjoyed by this Corporation as fully and entirely and without change or diminution as the same were before held and enjoyed by BDH One, Inc. in its name.

RESOLVED that this Corporation shall assume all of the obligations of BDH One, Inc.

RESOLVED that this Corporation shall cause to be executed and filed and/or recorded the documents prescribed by the laws of the State of Delaware and by the laws of any other appropriate jurisdiction and will cause to be performed all necessary acts within the State of Delaware and within any other appropriate jurisdiction.

RESOLVED that the effective time of the Certificate of Ownership and Merger setting forth a copy of these resolutions, and the time when the merger therein provided for, shall become effective shall be December 28, 2000.

Dated: December 28, 2000

B D S TWO, INC.

By:	/s/ Alyssa A. Anton
Alyssa A. Anton, Vice President